Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-191020) of Signature Group Holdings, Inc., and

(2)	Registration Statement (Form S-8 No. 333-134236) pertaining to the Amended and Restated Signature Group Holdings, Inc. 2006 Performance Incentive Plan;

of our report dated July 22, 2014, with respect to the combined and consolidated financial statements of Global Recycling and Specification Alloys (Carve-Out of Certain Operations of Aleris Corporation).

/s/ Ernst & Young LLP

Cleveland, Ohio

November 17, 2014